EXHIBIT 107

Calculation of Filing Fee Tables

FORM SF-3
(Form Type)

Harley-Davidson Customer Funding Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Asset Backed Securities	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(2)	(2)	(2)	(2)
	Other (3)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
Fees Previously Paid	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
Carry Forward Securities
Carry Forward Securities	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
Total Offering Amounts						(1)		(1)
Total Fees Previously Paid								(2)
Total Fee Offsets								(2)
Net Fee Due								$0.00

(1) An unspecified amount of Securities of each identified class is being registered as may from time to time be offered at unspecified prices. The Registrant is deferring payment of all of the registration fees for such additional Securities in accordance with Rule 456(c) and Rule 457(s) of the Securities Act.

(2) Not applicable.

(3) Each underlying certificate (each, an “Underlying Certificate”) will be issued by a grantor trust formed by the Registrant and held by the applicable issuing entity. The Underlying Certificates are not being offered to investors hereunder.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

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